Exhibit 99.1

Nordson Corporation Reports Fiscal Year 2009 First Quarter Results

WESTLAKE, Ohio--(BUSINESS WIRE)--February 19, 2009--Nordson Corporation (Nasdaq: NDSN) today reported results for the first quarter of its 2009 fiscal year. For the quarter ending January 31, 2009, sales were $187 million, a decrease of 24 percent from sales in the same period a year ago. Of the decrease, 19 percent was related to volume and 5 percent was related to the unfavorable effects of currency translation. Net income for the first quarter was $11 million and diluted earnings per share were $0.33, inclusive of a $0.16 per share charge related to previously announced cost reduction activities and a $0.10 per share gain related to the sale of real estate assets. Prior year net income and diluted earnings per share were $21 million and $0.62, respectively.

“As anticipated in our previous guidance, Nordson’s first quarter results compared to a year ago were significantly impacted by the continuing global economic slowdown,” said Chairman, President and Chief Executive Officer Edward P. Campbell. “Nordson’s ability to anticipate changing conditions and respond quickly and aggressively enabled the company to outperform profitability expectations.”

First Quarter Segment & Regional Results

Sales decreased 16 percent in the Adhesive Dispensing segment, 30 percent in the Industrial Coatings and Automotive segment and 33 percent in the Advanced Technology segment compared to results in the first quarter a year ago. On a geographic basis, first quarter sales decreased 6 percent in Japan, 22 percent in the Americas, 23 percent in the United States, 24 percent in Europe and 35 percent in Asia Pacific compared to the same period last year.

“Implementation of the cost reduction measures we announced last fall helped to mitigate the impact of declining sales on operating margins,” said Campbell. “Further deterioration of conditions during the quarter led us to implement an additional $13 million of annualized cost reduction actions associated with further headcount reductions. These actions follow other programs already in place including the headcount reductions announced last September, the freezing of wages worldwide and tightened control of capital and discretionary spending. Going forward, we will continue to manage costs aggressively as circumstances warrant.”

Order Rates and Backlog

Order rates for the 12 week period ending February 15, 2009, measured in constant currency, decreased 31 percent over the same period a year ago. Order rates by segment and geography are provided in the accompanying financial tables.

Backlog at the end of the first quarter was approximately $77 million, a decrease of 37 percent compared with $123 million at the end of the first quarter last year, and a decrease of 6 percent compared with $82 million at the end of fiscal year 2008. Backlog amounts are calculated at January 31, 2009 exchange rates.

“In this environment, Nordson’s mix of business has shifted to a greater portion of standard systems and replacement parts, which has reduced backlog and expanded margins,” said Campbell. “Our customers’ concerns about their access to credit and the falling demand they are experiencing continued to influence investment decisions for large ticket capital goods during the quarter.”

Outlook

For the second quarter of fiscal year 2009, sales are expected to be in the range of down 34 percent to 38 percent compared to the same period a year ago, including an estimated 7 percent negative effect associated with currency translation. Diluted earnings per share are expected in the range of $0.17 to $0.32. This earnings per share range includes a net charge of $0.04 related to one-time items and restructuring costs expected to be recognized during the quarter.

“Global demand for capital goods is expected to remain weak during 2009, as falling demand and liquidity concerns continue to guide customer behavior. We also remain hopeful that recent small improvements in credit markets coupled with the cumulative effects of the massive stimulus programs being launched by governments worldwide will stem falling demand and create the conditions necessary for sequential improvement,” said Campbell. “With a strong balance sheet, solid margins, positive free cash flow and ample sources of credit, we are confident that Nordson remains well positioned to manage through these conditions, however long they may last.”

Nordson will broadcast its first-quarter conference call on the investor relations page of its Web site, www.nordson.com, on Friday, February 20, 2009 at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from James R. Jaye, Director of Communications & Investor Relations at (440) 414-5639 or jjaye@nordson.com.

Except for historical information and comparisons contained herein, statements included in this release may constitute “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company’s filing with the Securities and Exchange Commission that could cause actual results to differ.

Nordson Corporation is one of the world’s leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures equipment used in the testing and inspection of electronic components as well as technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations and sales support offices in 32 countries.

A summary of sales, income, earnings and order rates is presented in the attached tables.

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands except for per-share amounts)

FIRST QUARTER PERIOD
Period Ending January 31, 2009
(Unaudited)

CONSOLIDATED STATEMENT OF INCOME
	First Quarter
	2009	2008

Net sales	$ 186,608	$ 244,689
Cost of sales	79,371	104,830
Selling & administrative expenses	94,162	103,460

Operating profit	13,075	36,399

Interest expense - net	(2,591)	(5,130)
Other income (expense) - net	6,679	1,213

Income before income taxes	17,163	32,482
Income taxes	6,007	11,143

Net Income	$ 11,156	$ 21,339

Return on sales	6%	9%
Return on average shareholders' equity	8%	16%

Average common shares outstanding (000's)	33,526	33,617
Average common shares and
common share equivalents (000's)	33,546	34,189

Per share:

Basic earnings	$ .33	$ .63
Diluted earnings	$ .33	$ .62

Dividends paid	$ .1825	$ .1825

FIRST QUARTER PERIOD
Period Ending January 31, 2009
(Unaudited)

CONSOLIDATED BALANCE SHEET
	January 31	October 31
	2009	2008

Cash and marketable securities	$ 19,136	$ 11,760
Receivables	173,141	224,813
Inventories	123,818	118,034
Other current assets	30,609	29,706
Total current assets	346,704	384,313

Property, plant & equipment - net	130,597	133,843
Other assets	642,210	648,513

	$ 1,119,511	$ 1,166,669

Notes payable and debt due within one year	$ 207,787	$ 216,351
Accounts payable and accrued liabilities	128,886	157,645
Total current liabilities	336,673	373,996

Long-term debt	68,550	68,550
Other liabilities	152,025	150,011
Total shareholders' equity	562,263	574,112

	$ 1,119,511	$ 1,166,669

Other information:

Employees	4,068	4,200

Common shares outstanding (000's)	33,581	33,708

NORDSON CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands)

FIRST QUARTER PERIOD
Period Ending January 31, 2009
(Unaudited)

	First Quarter		% Growth over 2008
SALES BY BUSINESS SEGMENT	2009	2008	Volume	Currency	Total

Adhesive dispensing systems	$ 104,321	$ 123,865	-10.5%	-5.3%	-15.8%
Advanced technology systems	56,541	83,894	-26.8%	-5.8%	-32.6%
Industrial coating & automotive systems	25,746	36,930	-27.4%	-2.9%	-30.3%

Total sales by business segment	$ 186,608	$ 244,689	-18.6%	-5.1%	-23.7%

	First Quarter
OPERATING PROFIT BY BUSINESS SEGMENT	2009	2008

Adhesive dispensing systems	$ 26,152	$ 28,138
Advanced technology systems	1,322	10,336
Industrial coating & automotive systems	(2,196)	850
Corporate	(12,203)	(2,925)

Total operating profit by business segment	$ 13,075	$ 36,399

	First Quarter		% Growth over 2008
SALES BY GEOGRAPHIC REGION	2009	2008	Volume	Currency	Total

United States	$ 56,375	$ 72,991	-22.8%	-	-22.8%
Americas	12,536	15,978	-10.5%	-11.0%	-21.5%
Europe	69,661	91,116	-12.0%	-11.5%	-23.5%
Japan	18,965	20,240	-17.3%	11.0%	-6.3%
Asia Pacific	29,071	44,364	-28.6%	-5.9%	-34.5%

Total Sales by Geographic Region	$ 186,608	$ 244,689	-18.6%	-5.1%	-23.7%

	First Quarter
SELECTED SUPPLEMENTAL INFORMATION	2009	2008

Depreciation and amortization	$ 7,906	$ 7,733
Capital expenditures	$ 5,629	$ 4,364
Dividends paid	$ 6,112	$ 6,133

NORDSON CORPORATION
ORDER RATES FOR 12-WEEK PERIOD ENDING FEBRUARY 15, 2009
CHANGE FROM PRIOR YEAR

BUSINESS SEGMENT	% CHANGE	GEOGRAPHY	% CHANGE

Adhesive dispensing systems	-19%	United States	-37%
Advanced technology systems	-43%	Americas	-15%
Industrial coating & automotive systems	-47%	Europe	-21%
		Japan	-36%
Total	-31%	Asia Pacific	-44%

		Total	-31%

Note: Numbers in this table are unaudited and exclude the effects of currency movements.

CONTACT:
Nordson Corporation
Media & Investor Contact:
James R. Jaye, 440-414-5639
Director, Corporate Communications & Investor Relations
jjaye@nordson.com